SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM 11-K

              Annual Report Pursuant to Section 15(d) of the
                      Securities Exchange Act of 1934


[X] Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 1993

                                    OR

[_] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the period from _____________________ to _____________________.

Commission file number 33-42553

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below: Dillard Department Stores, Inc. Retirement Plan.
                          (Full-time and Part-time Employees)

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

Dillard Department Stores, Inc.
1600 Cantrell Road
Little Rock, Arkansas  72201

                           REQUIRED INFORMATION

     1. An audited statement of financial condition as of December 31, 1993 and December 31, 1992 prepared in conformity with Regulation S-X is attached.

     2. An audited statement of income and changes in plan equity for each of the years ended December 31, 1993, December 31, 1992 and December 31, 1991, prepared in conformity with Regulation S-X is attached.


                                 Exhibits



     23.  Consent of Independent Auditors.



                                SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Dillard Department Stores, Inc.
                                        Retirement Plan



Date:     April 28, 1994                     /s/John Hawkins

                                             John Hawkins
                                             Vice President/Treasurer
                                             Dillard Department Stores, Inc.

                                    Dillard Department Stores, Inc.
                                            Retirement Plan

                                          Accountants' Report
                                       and Financial Statements

                                      December 31, 1993 and 1992
                                    DILLARD DEPARTMENT STORES, INC.
                                            RETIREMENT PLAN

                                      DECEMBER 31, 1993 AND 1992

                                           TABLE OF CONTENTS

                                                               Page

INDEPENDENT ACCOUNTANTS' REPORT                                  1

FINANCIAL STATEMENTS AND SCHEDULES

    Statements of Financial Condition                            2
    Statements of Income and Changes in Plan Equity              3
    Notes to Financial Statements                                4
    Schedule I - Investments - December 31, 1993                15
    Schedule I - Investments - December 31, 1992                18
    Schedule II - Allocation of Plan Assets and
      Liabilities to Investment Programs -                      22
      December 31, 1993
    Schedule II - Allocation of Plan Assets and
      Liabilities to Investment Programs -
      December 31, 1992                                         23
    Schedule III - Allocation of Plan Income
      and Changes in Plan Equity to Investment
      Programs - Year Ended December 31, 1993                   24
    Schedule III - Allocation of Plan Income
      and Changes in Plan Equity to Investment
      Programs - Year Ended December 31, 1992                   25
    Schedule III - Allocation of Plan Income
      and Changes in Plan Equity to Investment
      Programs - Year Ended December 31, 1991                   26

SUPPLEMENTAL SCHEDULE

    Transactions or Series of Transactions in
      Excess of 5% of Current Value of Plan
      Assets - Year Ended December 31, 1993                     27

                  Independent Accountants' Report

Dillard's Employee Pension and
 Profit-Sharing Retirement Committee
Dillard Department Stores, Inc.
Little Rock, Arkansas

    We have audited the accompanying statements of financial condition of DILLARD DEPARTMENT STORES, INC. RETIREMENT PLAN as of December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1993, and the supporting schedules listed in the Index at Item 9(a). These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of DILLARD DEPARTMENT STORES, INC. RETIREMENT PLAN as of December 31, 1993 and 1992, and the income and changes in plan equity for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles and the supporting schedules present fairly, in all material respects, the information required to be set forth therein.

    The accompanying supplemental schedule of transactions or series of transactions in excess of 5% of the current value of plan assets for the year ended December 31, 1993 is presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure Under the Employee Retirement Income Security Act of 1974 and is not a required part of the basic financial statements. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                               /s/ Baird, Kurtz & Dobson


Little Rock, Arkansas
March 23, 1994

                                    DILLARD DEPARTMENT STORES, INC.
                                           RETIREMENT PLAN
                                   STATEMENTS OF FINANCIAL CONDITION

                                      DECEMBER 31, 1993 AND 1992

                                               1993          1992
                                   ASSETS
INVESTMENTS, At Fair Market Value (Note 4)
   U. S. Government securities (cost;
      1993 - $1,353,774, 1992 -$1,323,711)      $1,370,316     $1,340,882
   Corporate and foreign bonds and
      debentures (cost; 1993 - $66,863
      1992 - $50,602                                91,300         64,800
   Common stocks (cost; 1993 - $3,742,611,
      1992 - $3,161,101)                         4,933,707      3,842,424
   Common stocks - employer securities (cost;
   (1993 - $75,331,567, 1992 - $57,082,745)    145,611,516    167,587,253
   Preferred stocks - employer securities
   (cost; 1992 - $440,000, 1992 - $440,000)        440,000        440,000
   Deposits with insurance companies, at
   contract value (Note 9)                                        789,669
   Mutual funds                                  9,696,194     11,288,775
   Promissory notes (Note 6)                     1,935,996      1,364,946
                                               164,079,029    186,718,749

RECEIVABLES
   Employer's contributions                        786,130        776,630
   Employees' contributions                        946,093        986,579
   Accrued interest and dividends                  123,239        110,395
                                                 1,855,462      1,873,604

CASH                                               167,291        139,227

   Total Assets                                166,101,782    188,731,580

                                    LIABILITIES
Participant benefits payable                          3,823
Accrued expenses                                     16,025          15,496
                                                     19,848          15,496

PLAN EQUITY                                    $166,081,934    $188,716,084

See Notes to Financial Statements

                            DILLARD DEPARTMENT STORES, INC.
                                   RETIREMENT PLAN

                      STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

                         YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                                              1993              1992              1991

NET INVESTMENT INCOME
   Dividends                              $      515,779    $      537,686    $      877,576
   Dividends - employer securities               313,339           285,499           255,557
   Interest                                      365,663           466,795           760,151
                                               1,194,781         1,289,980         1,893,284
   Investment expenses                            70,314            70,605           201,341
                                               1,124,467         1,219,375         1,691,943

REALIZED GAIN (LOSS) ON
   INVESTMENTS (Note 4)
   Employer securities                           225,520         5,166,124           820,457
   Other investments in securities               500,686          (704,097)        1,083,038
                                                 726,206         4,462,027         1,903,495

UNREALIZED APPRECIATION
   (DEPRECIATION) OF INVESTMENTS
   (Note 4)                                  (40,033,408)       24,980,919        33,320,454

CONTRIBUTIONS
   Employer                                                      3,889,328         1,942,811
   Employer - non cash (Note 7)               12,545,135         7,044,533         6,247,689
   Plan participants                          16,871,081        13,913,565        11,992,849
                                              29,416,216        24,847,426        20,183,349

TRANSFERS FROM OTHER PLANS (Note 8)                                 63,804            78,923

          Total Additions                     (8,766,519)       55,573,551        57,178,164

WITHDRAWALS, LAPSES AND FORFEITURES
   Balances of employees' accounts
      withdrawn                               13,117,198        19,666,010        17,066,547
   Forfeited balances (Note 3)                   745,532          (350,890)         (977,617)
   Amounts disbursed                          13,862,730        19,315,120        16,088,930

ADMINISTRATIVE EXPENSES                            4,901            14,490           147,570

          Total Deductions                    13,867,631        19,329,610        16,236,500

INCREASE (DECREASE) IN PLAN EQUITY           (22,634,150)       36,243,941        40,941,664

PLAN EQUITY, BEGINNING OF YEAR               188,716,084       152,472,143       111,530,479

PLAN EQUITY, END OF YEAR                  $  166,081,934    $  188,716,084    $  152,472,143


See Notes to Financial Statements


                                  DILLARD DEPARTMENT STORES, INC.
                                            RETIREMENT PLAN

                                     NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1993, 1992 AND 1991


NOTE 1:       DESCRIPTION OF THE PLAN

General Description of the Plan

       The plan is an individual account plan covering both full and part time employees. Contributions to the plan are made by the employer and employees within the guidelines outlined below. Retirement or other termination benefits shall be payable at the election of the administrative committee in one lump sum or in periodic installments over a period of not more than ten years.

       Participants' accounts are credited with the participants' contributions and an allocation of the employer's contribution and plan earnings.
Allocations are based on participant earnings or account balances, as defined.

       In accordance with the provisions of the plan as amended effective January 1, 1976, separate accounts have been established for the former participants of the Dillard Department Stores, Inc. Employees' Pension Plan who elected the merger of their individual accounts with this plan. Such accounts shall not participate in the earnings and losses of this plan. Each of these participants shall have the right to withdraw their accrued benefits upon termination of service or to defer taking such amounts until normal retirement, at which time such accounts shall provide retirement benefits in an amount of the guaranteed benefits as of the date of merger. As of December 31, 1990, the liability for these benefits included in net assets available for plan benefits was $298,445. In 1991, these accounts were removed from the plan.

       The amended plan consists, in one document, of two qualified retirement plans. PAYSOP accounts, basic salary deferral accounts, employer matching accounts, and voluntary salary deferral ESOP accounts are intended to constitute an Employee Stock Ownership Plan (an ESOP) as described in Section 4975 of the Internal Revenue Code. All other accounts are intended to constitute a qualified stock bonus plan.

       Although the employer has not expressed any intent to suspend or discontinue its contributions or to terminate the plan, it may do so at any time. A suspension of employer contributions shall not require a termination of the plan or any vesting of individual accounts. A complete discontinuance of employer contributions shall not constitute a formal termination of the plan and shall not preclude later contributions, but all individual accounts shall become one hundred percent (100%) vested, and employees who become eligible to enter the plan subsequent to the discontinuance would receive no benefit. In the event of a termination of the plan, all participants will become fully vested and the net assets of the plan will be allocated among the participants of the plan as provided for in ERISA.

NOTE 1:       DESCRIPTION OF THE PLAN (Continued)

       Participants by investment program as of December 31, 1993 were as follows:

                                                                  Number of
               Investment Program                              Participants

Combined Capital Appreciation Fund                                   6,893
Government Income Securities Fund                                      589
Dillard Common Stock Fund                                           43,166
High-Quality Stock Fund                                                260
Money Market Fund                                                      288
J. B. Ivey & Company Rollover Fund                                     853
D. H. Holmes Company Rollover Fund                                     478

       The foregoing description of the plan provides only general information. Employees should refer to the pamphlet "Benefits For Our Employees" for a more complete description of the plan's provisions. Copies of the pamphlet are available from the administrative committee.

Contributions

       Combined Capital Appreciation Fund

       The employer makes no contribution to this fund.

       Employee contributions of not less than one percent (1%) or more than nine percent (9%) of each employee's compensation are permitted but not required. This voluntary contribution is in addition to the basic salary deferral contribution of one to five percent (1 to 5%) invested in the Dillard Common Stock Fund.

                                     DILLARD DEPARTMENT STORES, INC.
                                            RETIREMENT PLAN

                                     NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1993, 1992 AND 1991


NOTE  1:      DESCRIPTION OF THE PLAN (Continued)

Contributions (Continued)

       Government Income Securities Fund

       The employer makes no contributions to this fund.

       Employee contributions of not less than one percent (1%) or more than nine percent (9%) of each employee's compensation are permitted but not required. This voluntary contribution is in addition to the basic salary deferral contribution of one to five percent (1 to 5%) invested in the Dillard Common Stock Fund.

       Dillard Common Stock Fund

       The first five percent (5%) of employee contributions are matched one hundred percent (100%) by the employer. These contributions are invested in Dillard Department Stores, Inc. Class A common stock. An additional contribution of not less than one percent (1%) or more than nine percent (9%) may be made but will not be matched and may be invested in any of the plan investment programs at the discretion of the employee.

       The employer's stock bonus contributions are made in accordance with the plan agreement and are at the discretion of the employer. The minimum contribution is three percent (3%) of eligible participant's compensation in excess of $29,245 with the maximum not to exceed the provisions of the Employee Income Security Act of 1974 or the amount allowed as a deduction for the employer by the Internal Revenue Service. The plan agreement provides that forfeited amounts are to be used to reduce the employer's stock bonus contribution. The amount of forfeitures exceeding the amount of employer stock bonus contributions will be used to reduce the amount of future employer stock bonus contributions.

                                     DILLARD DEPARTMENT STORES, INC.
                                            RETIREMENT PLAN

                                     NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1993, 1992 AND 1991


NOTE  1:      DESCRIPTION OF THE PLAN (Continued)

Contributions (Continued)

       PAYSOP (Payroll Stock Option Plan)

       The employer previously contributed an amount equal to one-half of one percent (1%) of participants' compensation. Contributions to this fund have been suspended. These accounts are included in the combined capital appreciation fund.

       The employee made no contributions.

       High-Quality Stock Fund

       The employer makes no contributions to this fund.

       Employee contributions of not less than one percent (1%) or more than nine percent (9%) of each employee's compensation are permitted but not required. This voluntary contribution is in addition to the basic salary deferral contribution of five percent (5%) invested in the Dillard Company Stock Fund. The fund invests primarily in high-quality stock mutual funds.

       Money Market Fund

       The employer makes no contributions to this fund.

       Employee contributions of not less than one percent (1%) or more than nine percent (9%) of each employees compensation are permitted but not required. This voluntary contribution is in addition to the basic salary deferral contribution of five percent (5%) invested in the Dillard Company Stock Fund. The fund invests primarily in short-term money market mutual funds.

                                     DILLARD DEPARTMENT STORES, INC.
                                            RETIREMENT PLAN

                                     NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1993, 1992 AND 1991


NOTE  1:      DESCRIPTION OF THE PLAN (Continued)

Contributions (Continued)

       J. B. Ivey & Company Rollover Fund

       Neither the employer or employee makes any contributions to this fund.

       This fund contains the J. B. Ivey Company assets from the Batus Retail Retirement Savings Plan which was merged into the Plan during the year ended December 31, 1990. The J. B. Ivey Company was acquired by Dillard Department Stores in 1990.

       The balances of the former J. B. Ivey Company participants which were merged into the plan have been frozen and receive no employee or employer contributions. Former employees of J. B. Ivey Company, who are now employed by Dillard Department Stores, may participate in the Dillard Department Stores Retirement Plan if they choose.

       D. H. Holmes Company Rollover Fund

       Neither the employer or employee makes any contribution to this fund.

       This fund contains the assets of the D. H. Holmes Company Retirement Savings Plan which was merged into the plan during the year ended December 31, 1990. The D. H. Holmes Company was acquired by Dillard Department Stores in 1989. The balances of the former D. H. Holmes Company participants which were merged into the plan have been frozen and receive no employee or employer contributions. Former employees of the D. H. Holmes Company, who are now employed by Dillard Department Stores, may participate in the Dillard Department Stores Retirement Plan if they choose.

                                    DILLARD DEPARTMENT STORES, INC.
                                            RETIREMENT PLAN

                                     NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1993, 1992 AND 1991


NOTE 2:       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Valuation of Investments

       Investments in U. S. Treasury notes, corporate bonds, preferred stocks, and common stocks traded on a national securities exchange (including the common stock of the employer company) are valued at the last reported sales price on the last business day of the plan year; securities traded in the over-the-counter market and listed securities for which no sales were reported on that date are valued at the mean between the last reported bid and asked prices. Commercial paper is carried at cost, which approximates market value.

       The investment in the preferred stock of the employer company is carried at cost inasmuch as the plan holds all such stock issued and outstanding and, in the event that the preferred stock is called by the employer company, it shall be called at par value which equals cost.

       The unallocated insurance contract is valued at contract value as estimated by Pan American Life Insurance Company. Contract value represents interest at the contract rate, less funds used to pay for the insurance company's administrative expenses.

Other

       Purchases and sales of securities are reflected on a trade-date basis. Gain or loss on disposition of investments is based on average cost.

       Dividend income is recorded on the ex-dividend date; interest income is recorded as earned on an accrual basis.

       The majority of plan expenses are paid for by the plan.


NOTE 3:       BENEFITS TO PARTICIPANTS

       Upon termination of employment, participants are entitled to the vested interests in their individual account balances. A participant's interest in his employer matching account and employer stock bonus account becomes fully vested after five years of vesting service. Terminated participants are considered fully vested in the case of normal retirement at age sixty-five, death or disability.

                                    DILLARD DEPARTMENT STORES, INC.
                                            RETIREMENT PLAN

                                     NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1993, 1992 AND 1991

NOTE 3:       BENEFITS TO PARTICIPANTS (Continued)

       Forfeited amounts are used to reduce the employer's stock bonus contribution. The amount of forfeitures exceeding the amount of employer stock bonus contributions will be carried forward to future years and will be used to reduce the amount of future employer stock bonus contributions. Excess forfeitures for the years ended December 31, 1993, 1992 and 1991 were $464,869, $350,890 and $599,331, respectively.





NOTE  4:                                    INVESTMENTS

      The Plan's investments were held by a bank-administered trust fund through September 30, 1991. As of September 30, 1991, the Plan sponsor took over administration of the Plan.

      The following table represents the fair values of investments. Investments that represent 5% or more of total Plan assets are separately identified.

                                   Fair Value Of Investments
                          1993                    1992                    1991
                      Number Of               Number Of               Number Of
                      Shares Or               Shares Or               Shares Or
                     Principal     Fair      Principal     Fair      Principal     Fair
                       Amount      Value       Amount      Value       Amount      Value
INVESTMENTS, At
 Fair Value, As
 Determined By
 Quoted Market
 Prices
   U. S. government
    securities         $1,355,000  $1,370,316  $1,325,000  $1,340,882  $280,000    $  288,430
   Corporate and
    foreign bonds      $   55,000      91,300  $   45,000      64,800 $ 9,890,000   6,187,871
   Common stocks
    Dillard Department
     Stores, Inc.
     (party-in-interest)3,831,882 145,611,516   3,368,528 167,587,253   1,047,212 129,330,681
    Other                 208,090   4,933,707     131,865   3,842,424     215,374   3,486,174
    Preferred stocks        4,400     440,000       4,400     440,000      10,600     593,450
    Mutual funds        1,679,261   9,696,194   1,636,128  11,288,775   1,234,949   8,312,071
                                  162,143,033             184,564,134             148,198,677

INVESTMENTS, At
 Estimated Fair
 Value
  Deposits with insurance
   companies                      $                       $   789,669             $   725,865
  Promissory notes    $ 1,935,996   1,935,996 $ 1,364,946   1,364,946 $   829,608     829,608
                                    1,935,996               2,154,615               1,555,473

TOTAL INVESTMENTS,
 At Fair Value                    $164,079,029            $186,718,749            $149,754,150

      During the years ended December 31, 1993, 1992 and 1991, investments (including investments bought, sold and held during the year) appreciated (depreciated) in value by $(40,033,408), $24,980,919, and $33,320,454 as follows:



                     Unrealized Appreciation (Depreciation) in Fair Value
                                               1993             1992              1991

INVESTMENTS, At Fair Value, As
  Determined By Quoted Market
  Price
    U. S. government securities                   $14,109             $9,253            $(9,112)
    Corporate and foreign bonds                     9,700           (496,538)           (90,251)
    Common stocks
      Dillard Department Stores,
        Inc. (party-in-interest)              (40,224,557)        24,036,066         34,056,240
      Other                                       495,037          1,494,784           (856,609)
    Preferred stocks                                                    (374)               374
    Mutual funds                                 (327,697)           (62,272)           219,812

                                          $   (40,033,408)  $      24,980,919    $   33,320,454



                     Unrealized Appreciation (Depreciation) in Fair Value

                                               1993             1992              1991

UNREALIZED APPRECIATION,
  BEGINNING OF YEAR                       $   111,480,709  $    86,499,790    $   53,179,336

INCREASE IN UNREALIZED
  APPRECIATION DURING THE
  YEAR                                        (40,033,408)      24,980,919        33,320,454

UNREALIZED APPRECIATION,
  END OF YEAR                             $    71,447,301  $   111,480,709    $   86,499,790


      Realized gains on investments are summarized below:

                                     1993             1992              1991

INVESTMENTS, At Fair Value, As
  Determined By Quoted Market
  Price
    U. S. government securities     $2,550           $2,179            $8,987
    Corporate and foreign bonds                     287,768            64,577
    Common stocks
      Dillard Department Stores,
        Inc. (party-in-interest)   225,520        5,166,124           820,457
      Other                        236,714       (1,045,720)          953,306
    Preferred stocks
    Mutual funds                   261,422           51,676            56,168

                           $       726,206  $     4,462,027    $    1,903,495

NOTE 5:    TAX STATUS

    On August 18, 1978, the Internal Revenue Service advised that the Plan is a qualified trust under the Internal Revenue Code and is exempt from federal income taxes under Section 501(a) of the Code. The termination action and merger of the pension plan with the profit-sharing plan was approved by the Internal Revenue Service on March 23, 1978. The expansion of the Plan to include a salary deferral program received a favorable determination by the Internal Revenue Service on November 30, 1984. The Plan was amended and restated as of January 1, 1985 and a favorable determination by the Internal Revenue Service was received on September 14, 1988. A determination on the amendments made to the Plan in 1990 is pending Internal Revenue Service approval. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

    The Plan participants are not taxed until they withdraw benefits from the Plan.


NOTE 6:    PROMISSORY NOTES

    During the years ended December 31, 1993, 1992 and 1991, the Plan made secured loans, totaling $1,021,330, $855,156, and $797,545, respectively, to Plan participants. These loans are payable through weekly payroll deductions. At December 31, 1993, interest is charged at the rate of 8.6%. As of December 31, 1993, 1992 and 1991, the remaining principal balance due on these notes was $1,935,996, $1,364,946 and $829,608, respectively.


NOTE  7:          EMPLOYER NON-CASH CONTRIBUTIONS

    During the years ended December 31, 1993, 1992 and 1991, the employer contributed Dillard Department Stores Class A common stock totaling $12,544,987, $7,044,533 and $6,247,689 to the Plan.


NOTE  8:          TRANSFERS FROM OTHER PLANS

    During the year ended December 31, 1990, the assets of the D. H. Holmes Company, Limited Retirement Savings Plan were merged into the Plan. D. H. Holmes Company was acquired by Dillard Department Stores in 1989. Total transfers from D. H. Holmes Company totalled $63,804 and $78,923 for the years ended December 31, 1992 and 1991, respectively.

NOTE  9:          DEPOSITS WITH INSURANCE COMPANIES

    Deposits with insurance companies are invested in fixed income annuity contracts and are stated at contract value. The fixed income funds guarantee an interest rate over the contract period and the guaranteed interest rate in 1992 was 8.79%, net of expenses. The contract matured in 1993.

                              DILLARD DEPARTMENT STORES, INC.
                                      RETIREMENT PLAN

                                   SCHEDULE I - INVESTMENTS

                                       DECEMBER 31, 1993

                                             Par Value
                                              or Number                             Market
                                             of Shares            Cost               Value
CAPITAL APPRECIATION FUND

   U. S. GOVERNMENT SECURITIES
     U. S. Treasury notes - .83%
       4.25% note maturing
       07/31/94                            $      400,000    $      398,313    $      401,876
     5.50% note maturing
       02/15/95                            $      725,000           725,112           738,369
     3.875% note maturing
       03/31/95                            $      230,300           230,349           230,071
                                                                  1,353,774         1,370,316

   CORPORATE BONDS - .05%
     8.250% TPI Enterprises,
       maturing 07/15/02                   $       55,000            66,863            91,300

   COMMON STOCKS - 2.97%
     Alberto Culver Company
       Class "A"                                    8,600           185,692           180,600
     Alltel Corporation                             9,800           172,428           289,100
     American Freightways
       Corporation                                 11,800            82,025           233,050
     Amp, Inc.                                      4,200           242,176           265,125
     Analog Devices, Inc.                           4,155            47,309           102,317
     Avnet, Inc.                                    3,600            91,858           140,400
     Burlington Resources, Inc.                     4,000           142,909           169,500
     CBI Industries, Inc.                           8,000           220,127           243,000
     Columbia Healthcare
       Corporation                                 12,100           309,143           400,812
     Commerce Clearing House, Inc.                  3,860            70,928            69,480
     Delta & Pine Land Co.                          4,000            62,500            70,000
     El Paso Natural Gas
       Corporation                                  3,525            61,075           126,900
     Material Sciences                              6,600           138,722           150,975

                               DILLARD DEPARTMENT STORES, INC.
                                       RETIREMENT PLAN

                               SCHEDULE I - INVESTMENTS (Continued)
                                       DECEMBER 31, 1993

                                             Par Value
                                              or Number                             Market
                                             of Shares            Cost               Value

CAPITAL APPRECIATION FUND
(Continued)

   Medicus Systems Corporation                      6,300    $       72,763    $      116,550
   Newmont Mining Corp.                             1,500            67,848            86,438
   Omni Insurance Group.                            6,300            93,794           103,950
   Orion Capital                                    5,625           180,821           179,297
   Panhandle Eastern Corporation                   11,000           222,104           261,250
   Southwestern Bell Corporation                    5,600           154,156           232,400
   Stewart Enterprises, Inc.                       10,575           147,193           285,525
   Taco Cabana, Inc.                                3,750            58,697            66,563
   Tele-Communications, Inc.                        5,800           138,964           175,450
   Torchmark Corporation                            5,100           191,177           229,500
   TPI Enterprises                                  9,800            71,080            96,775
   Tyson Foods, Inc. - Class "A"                   12,500           236,965           300,000
   Unilab Corporation                              30,000           197,330           176,250
   USA Truck, Inc.                                 10,000            82,827           182,500
                                                                  3,742,611         4,933,707

   COMMON STOCK OF DILLARD
   DEPARTMENT STORES, INC.
   CLASS "A" - 19.99% (PARTY-IN-
   INTEREST)                                      873,660         1,716,293        33,199,080

   PREFERRED STOCK OF DILLARD
   DEPARTMENT STORES, INC. - .27%
   (PARTY-IN-INTEREST)                              4,400           440,000           440,000

   PROMISSORY NOTES - 1.17%                $    1,935,996         1,935,996         1,935,996

   MORGAN STANLEY BALANCED
   PORTFOLIO - .50%                                74,187           798,035           825,706

     Total Capital Appreciation Fund                             10,053,572        42,796,105

See Notes to Financial Statements

                               DILLARD DEPARTMENT STORES, INC.
                                     RETIREMENT PLAN

                               SCHEDULE I - INVESTMENTS (Continued)

                                       DECEMBER 31, 1993

                                  Par Value
                                  or Number                          Market
                                  of Shares        Cost               Value
GOVERNMENT INCOME SECURITIES
FUND

   FORTRESS GOVERNMENT INCOME
   SECURITIES FUND - 1.39%         253,546    $    2,348,090    $    2,312,341

DILLARD COMMON STOCK FUND

   COMMON STOCK OF DILLARD DEPART-
   MENT STORES, INC. CLASS "A" -
   67.68% (PARTY-IN-INTEREST)    2,958,222        73,615,274       112,412,436

HIGH-QUALITY STOCK FUND

   LIBERTY - AMERICAN LEADERS
   FUND - .29%                      31,966           428,554           478,849

MONEY MARKET FUND

   MONEY MARKET MANAGEMENT
   FUND - .44%                     733,387           733,391           733,387

IVEY'S GOVERNMENT INCOME FUND

   FORTRESS GOVERNMENT INCOME
   SECURITIES FUND - 1.99%         361,856         3,345,508         3,300,124

D. H. HOLMES ROLLOVER FUND

   FORTRESS GOVERNMENT INCOME
   SECURITIES FUND - 1.23%         224,319         2,107,340         2,045,787


TOTAL ASSETS HELD FOR INVESTMENT              $   92,631,729    $  164,079,029


Percentages shown are based on market value compared to Plan Equity

See Notes to Financial Statements

                                   DILLARD DEPARTMENT STORES, INC.
                                           RETIREMENT PLAN

                                   SCHEDULE I - INVESTMENTS (Continued)

                                           DECEMBER 31, 1992

                                             Par Value
                                              or Number                           Market
                                             of Shares          Cost              Value
CAPITAL APPRECIATION FUND

   U. S. GOVERNMENT SECURITIES
     U. S. Treasury notes - .71%
       6.125% note maturing
         09/30/93                          $      115,000    $      115,233    $      117,121
       4.25% note maturing
         07/31/94                          $      400,000           398,312           399,748
       6.000% note maturing
         11/15/96                          $       60,000            60,049            61,593
       5.500% note maturing
         02/15/95                          $      750,000           750,117           762,420
                                                                  1,323,711         1,340,882

   CORPORATE BONDS - .03%
     8.250% TPI Enterprises,
       maturing 07/15/02                           45,000            50,062            64,800

   COMMON STOCKS - 2.04%
     Alberto Culver Company
       Class "A"                                    7,400           155,859           176,675
     Alltel Corporation                             4,900           172,427           233,975
     American Home Products
       Corporation                                  1,900           122,928           128,250
     Amp, Inc.                                      4,200           242,176           243,600
     American Freightways
       Corporation                                  6,525            90,714           151,706
     Analog Devices, Inc.                          13,000           148,018           211,250
     Archer-Daniels-Midland
       Company                                      5,400           140,965           143,100
     Atmos Energy Corporation                       6,900           142,787           162,150
     Avnet, Inc.                                    8,000           204,130           276,000
     Bristol Myers Squibb
       Corporation                                  1,570           114,566           105,975
     Burlington Resources, Inc.                     6,000           214,364           240,000

                              DILLARD DEPARTMENT STORES, INC.
                                     RETIREMENT PLAN

                             SCHEDULE I - INVESTMENTS (Continued)

                                       DECEMBER 31, 1992

                                             Par Value
                                              or Number                           Market
                                             of Shares          Cost              Value

CAPITAL APPRECIATION FUND
(Continued)

   COMMON STOCKS - 2.04% (Continued)
     CBI Industries, Inc.                           4,100    $      123,213    $      121,462
     Conagra, Inc.                                  3,600           101,153           119,250
     El Paso Natural Gas
       Corporation                                  2,100            17,513            65,100
     Loews Corporation                              1,560           164,187           187,395
     Medicus Systems Corporation                    5,200            63,412            54,600
     Panhandle Eastern Corporation                  5,600           103,600            93,800
     Sonic Corporation                              2,000            46,469            60,500
     Southwestern Bell Corporation                  3,300           181,684           244,200
     Stewart Enterprises, Inc.                      7,050           147,193           169,200
     Torchmark Corporation                          4,500           155,198           257,062
     TPI Enterprises                                6,000            35,142            51,000
     Tyson Foods, Inc. - Class A                    8,000           129,710           194,000
     Unilab Corporation                             7,615            62,993            49,497
     USA Truck, Inc.                                4,000            58,578            81,000
     Varsity Spirit Corporation                     1,445            22,122            21,677
                                                                  3,161,101         3,842,424

   COMMON STOCK OF DILLARD
   DEPARTMENT STORES, INC. - 23.03%
   CLASS "A " (PARTY-IN-INTEREST)                 873,600         1,716,292        43,464,585

   PREFERRED STOCK OF DILLARD
   DEPARTMENT STORES, INC. - .23%
   (PARTY-IN-INTEREST)                              4,400           440,000           440,000

   PROMISSORY NOTES - .72%                                        1,364,946         1,364,946

   MORGAN STANLEY BALANCED
   PORTFOLIO - 1.57%                              262,068         2,831,130         2,963,985

     Total Capital Appreciation Fund                             10,887,242        53,481,622

See Notes to Financial Statements

                              DILLARD DEPARTMENT STORES, INC.
                                     RETIREMENT PLAN

                            SCHEDULE I - INVESTMENTS (Continued)

                                       DECEMBER 31, 1992

                                             Par Value
                                              or Number                           Market
                                             of Shares          Cost              Value
GOVERNMENT INCOME SECURITIES
FUND

   FORTRESS GOVERNMENT INCOME
   SECURITIES FUND - 1.28%                        258,149    $    2,388,502    $    2,424,017

DILLARD COMMON STOCK FUND

   COMMON STOCK OF DILLARD DEPART-
   MENT STORES, INC. CLASS "A" -
   65.77% (PARTY-IN-INTEREST)                   2,494,928        55,366,453       124,122,668

HIGH-QUALITY STOCK FUND

   LIBERTY - AMERICAN LEADERS
   FUND - .14%                                     18,940           229,010           266,865

MONEY MARKET FUND

   MONEY MARKET MANAGEMENT
   FUND - .29%                                    556,216           556,220           556,216

IVEY'S GOVERNMENT INCOME FUND

   GOVERNMENT INCOME SECURITIES
   FUND - 1.85%                                   372,652         3,443,147         3,499,204

D. H. HOLMES ROLLOVER FUND

   DEPOSITS WITH INSURANCE
   COMPANIES, AT CONTRACT
   VALUE - 42%
     Pan American Life Insurance
       Company Guaranteed
       Investment Contracts                                         789,669           789,669

                              DILLARD DEPARTMENT STORES, INC.
                                      RETIREMENT PLAN
                             SCHEDULE I - INVESTMENTS (Continued)

                                       DECEMBER 31, 1992

                                             Par Value
                                              or Number                           Market
                                             of Shares          Cost              Value

D. H. HOLMES ROLLOVER FUND (Continued)

   GOVERNMENT INCOME SECURITIES
   FUND - .84%                                    168,103    $    1,577,797    $    1,578,487

     Total D. H. Holmes Rollover Fund                             2,367,466         2,368,156


TOTAL ASSETS HELD FOR INVESTMENT                             $   75,238,037    $  186,718,749

Percentages shown are based on market value compared to Plan Equity

See Notes to Financial Statements

                              DILLARD DEPARTMENT STORES, INC.
                                       RETIREMENT PLAN

                          SCHEDULE II - ALLOCATION OF PLAN ASSETS AND
                              LIABILITIES TO INVESTMENT PROGRAMS

                                       DECEMBER 31, 1993

                                 Combined              Dillard    High-          J.B. Ivey D.H. Holmes
                                 Capital   Government   Common   Quality  Money   Company   Company
                               Appreciation  Income     Stock     Stock   Market  Rollover  Rollover
                                   Fund    Securities    Fund      Fund    Fund     Fund      Fund      Total
ASSETS
 Investments
   U. S. Government securities   1,370,316                                                             1,370,316
   Corporate and foreign
     bonds and debentures           91,300                                                                91,300
   Common stocks                 4,933,707                                                             4,933,707
   Common stocks - employer
     securities                 33,199,080           112,412,436                                     145,611,516
   Preferred stocks -
     employer securities           440,000                                                               440,000
   Mutual funds                    825,706 2,312,341             478,849 733,387 3,300,124 2,045,787   9,696,194
   Promissory notes              1,935,996                                                             1,935,996
                                42,796,105 2,312,341 112,412,436 478,849 733,387 3,300,124 2,045,787 164,079,029
 Receivables
   Employer's contributions                              786,130                                         786,130
   Employees' contributions         74,432    22,400     812,116  18,541  18,604                         946,093
   Accrued interest and
     dividends                      64,113                59,126                                         123,239
   Receivable (payable) from
     (to) other funds              (38,403)   (3,829)     64,061 (10,698)(10,737)      369      (763)          0
                                   100,142    18,571   1,721,433   7,843   7,867       369      (763)  1,855,462
 Cash                              159,526       185       6,541                               1,039     167,291
TOTAL ASSETS                    43,055,773 2,331,097 114,140,410 486,692 741,254 3,300,493 2,046,063 166,101,782
LIABILITIES
 Participant benefits
   payable                                                 3,823                                           3,823
 Accrued expenses                   16,025                                                                16,025
LIABILITIES                         16,025                 3,823                                          19,848
PLAN EQUITY                     43,039,748 2,331,097 114,136,587 486,692 741,254 3,300,493 2,046,063 166,081,934

See Notes to Financial Statements


                             DILLARD DEPARTMENT STORES, INC.
                                     RETIREMENT PLAN

                       SCHEDULE II - ALLOCATION OF PLAN ASSETS AND
                              LIABILITIES TO INVESTMENT PROGRAMS

                                       DECEMBER 31, 1992

                                 Combined              Dillard    High-          J.B. Ivey D.H. Holmes
                                 Capital   Government   Common   Quality  Money   Company   Company
                               Appreciation  Income     Stock     Stock   Market  Rollover  Rollover
                                   Fund    Securities    Fund      Fund    Fund     Fund      Fund      Total
ASSETS
Investments
U. S. Government securities      1,340,882                                                             1,340,882
Corporate and foreign
 bonds and debentures               64,800                                                                64,800
   Common stocks                 3,842,424                                                             3,842,424
   Common stocks - employer
       securities               43,464,585           124,122,668                                     167,587,253
   Preferred stocks -
     employer securities           440,000                                                               440,000
   Deposits with insurance
     companies, at contract
     value                                                                                   789,669     789,669
   Mutual funds                  2,963,985 2,424,017             266,865 556,216 3,499,204 1,578,488  11,288,775
   Promissory notes              1,364,946                                                             1,364,946
                                53,481,622 2,424,017 124,122,668 266,865 556,216 3,499,204 2,368,157 186,718,749
   Receivables
     Employer's contributions                            776,630                                         776,630
     Employees' contributions       57,394    24,870     875,578  12,509  16,228                         986,579
     Accrued interest and
       dividends                    60,497                49,898                                         110,395
     Receivable (payable) from
       (to) other funds            (45,956)     (989)     44,783  (1,108)  2,162     2,231    (1,123)          0
                                    71,935    23,881   1,746,889  11,401  18,390     2,231    (1,123)  1,873,604
   Cash                            139,227                                                               139,227
TOTAL ASSETS                    53,692,784 2,447,898 125,869,557 278,266 574,606 3,501,435 2,367,034 188,731,580
LIABILITIES
   Participant benefits
     payable
   Accrued expenses                 15,233                   263                                          15,496
LIABILITIES                         15,233                   263                                          15,496
PLAN EQUITY                     53,677,551 2,447,898 125,869,294 278,266 574,606 3,501,435 2,367,034 188,716,084

See Notes to Financial Statements

                                DILLARD DEPARTMENT STORES, INC.
                                       RETIREMENT PLAN

              SCHEDULE III - ALLOCATION OF PLAN INCOME AND CHANGES IN PLAN EQUITY
                                    TO INVESTMENT PROGRAMS

                                 YEAR ENDED DECEMBER 31, 1993

                                  Combined              Dillard    High-           J.B. Ivey D.H. Holmes
                                  Capital   Government   Common   Quality  Money    Company   Company
                                Appreciation  Income     Stock     Stock   Market  Rollover   Rollover
                                    Fund    Securities    Fund      Fund    Fund     Fund       Fund      Total
NET INVESTMENT INCOME
 Dividends                           68,572                         6,094  13,718    257,875   169,520     515,779
 Dividends - employer securities     91,893               221,446                                          313,339
 Interest                           170,385   182,631              12,647                                  365,663
                                    330,850   182,631     221,446  18,741  13,718    257,875   169,520   1,194,781
 Investment expenses                (60,464)               (9,850)                                         (70,314)
                                    270,386   182,631     211,596  18,741  13,718    257,875   169,520   1,124,467
REALIZED GAIN (LOSS) ON
INVESTMENTS
 Employer securities                                      225,520                                          225,520
 Other investments in securities    500,467      (154)                                 2,764    (2,391)    500,686
                                    500,467      (154)    225,520                      2,764    (2,391)    726,206
UNREALIZED APPRECIATION
(DEPRECIATION) OF INVESTMENTS    (9,851,843)  (71,267)(29,959,052) 12,440           (101,441)  (62,245)(40,033,408)
CONTRIBUTIONS
 Employer
 Employer - non-cash                                   12,545,135                                       12,545,135
 Plan participants                  884,471   323,867  15,169,017 204,745 232,341     43,753    12,887  16,871,081
                                    884,471   323,867  27,714,152 204,745 232,341     43,753    12,887  29,416,216
        Total Additions          (8,196,519)  435,077  (1,807,784)235,926 246,059    202,951   117,771  (8,766,519)
WITHDRAWALS, LAPSES AND
FORFEITURES
 Balances of employees'
   accounts withdrawn             2,370,614   551,651   9,246,533  27,460  79,344    403,041   438,555  13,117,198
 Forfeited balances                  66,584               678,390                        558               745,532
 Amounts disbursed                2,437,198   551,651   9,924,923  27,460  79,344    403,599   438,555  13,862,730
ADMINISTRATIVE EXPENSES               4,086       227                  40      67        294       187       4,901
        Total Deductions          2,441,284   551,878   9,924,923  27,500  79,411    403,893   438,742  13,867,631
INCREASE (DECREASE) IN PLAN
EQUITY                          (10,637,803) (116,801)(11,732,707)208,426 166,648   (200,942) (320,971)(22,634,150)
PLAN EQUITY, BEGINNING OF YEAR   53,677,551 2,447,898 125,869,294 278,266 574,606  3,501,435 2,367,034 188,716,084
PLAN EQUITY, END OF YEAR         43,039,748 2,331,097 114,136,587 486,692 741,254  3,300,493 2,046,063 166,081,934

See Notes to Financial Statements

                                DILLARD DEPARTMENT STORES, INC.
                                       RETIREMENT PLAN

              SCHEDULE III - ALLOCATION OF PLAN INCOME AND CHANGES IN PLAN EQUITY
                                    TO INVESTMENT PROGRAMS

                                 YEAR ENDED DECEMBER 31, 1992

                                  Combined              Dillard    High-           J.B. Ivey D.H. Holmes
                                  Capital   Government   Common   Quality  Money    Company   Company
                                Appreciation  Income     Stock     Stock   Market  Rollover   Rollover
                                    Fund    Securities    Fund      Fund    Fund     Fund       Fund      Total
NET INVESTMENT INCOME
 Dividends                           71,138                        19,118  13,415    299,356   134,659     537,686
 Dividends - employer securities     98,254               187,245                                          285,499
 Interest                           275,240   191,555                                                      466,795
                                    444,632   191,555     187,245  19,118  13,415    299,356   134,659   1,289,980
 Investment expenses                 70,605                                                                 70,605
                                    374,027   191,555     187,245  19,118  13,415    299,356   134,659   1,219,375
REALIZED GAIN (LOSS) ON
INVESTMENTS
 Employer securities              4,573,785               592,339                                        5,166,124
 Other investments in securities   (724,387)    3,317               1,868             11,824     3,281    (704,097)
                                  3,849,398     3,317     592,339   1,868             11,824     3,281   4,462,027
UNREALIZED APPRECIATION
(DEPRECIATION) OF INVESTMENTS     3,670,134   (56,802) 21,505,908  (2,123)           (94,991)  (41,207) 24,980,919
CONTRIBUTIONS
 Employer                                               3,889,328                                        3,889,328
 Employer - non-cash                                    7,044,533                                        7,044,533
 Plan participants                  773,143   314,574  12,527,869 116,068 181,911                       13,913,565
                                    773,143   314,574  23,461,730 116,068 181,911                       24,847,426
TRANSFERS FROM OTHER PLANS                                                                      63,804      63,804
        Total Additions           8,666,702   452,644  45,747,222 134,931 195,326    216,189   160,537  55,573,551
WITHDRAWALS, LAPSES AND
FORFEITURES
 Balances of employees'
   accounts withdrawn             9,454,867   252,520   9,162,207  25,614  57,805    452,390   260,607  19,666,010
 Forfeited balances                 (66,584)             (292,725)                      (558)    8,977    (350,890)
 Amounts disbursed                9,388,283   252,520   8,869,482  25,614  57,805    451,832   269,584  19,315,120
ADMINISTRATIVE EXPENSES               4,976       210       8,666      16      41        349       232      14,490
        Total Deductions          9,393,259   252,730   8,878,148  25,630  57,846    452,181   269,816  19,329,610
INCREASE (DECREASE) IN PLAN                                                                                      0
EQUITY                             (726,557)  199,914  36,869,074 109,301 137,480   (235,992) (109,279) 36,243,941
PLAN EQUITY, BEGINNING OF YEAR   54,404,108 2,247,984  89,000,220 168,965 437,126  3,737,427 2,476,313 152,472,143
PLAN EQUITY, END OF YEAR         53,677,551 2,447,898 125,869,294 278,266 574,606  3,501,435 2,367,034 188,716,084

See Notes to Financial Statements

                              DILLARD DEPARTMENT STORES, INC.
                                      RETIREMENT PLAN

               SCHEDULE III - ALLOCATION OF PLAN INCOME AND CHANGES IN PLAN EQUITY
                                    TO INVESTMENT PROGRAMS

                                 YEAR ENDED DECEMBER 31, 1991

                                  Combined              Dillard    High-           J.B. Ivey D.H. Holmes
                                  Capital   Government   Common   Quality  Money    Company   Company
                                Appreciation  Income     Stock     Stock   Market  Rollover   Rollover
                                    Fund    Securities    Fund      Fund    Fund     Fund       Fund      Total
NET INVESTMENT INCOME
 Dividends                          114,314   186,228               3,639  16,011    406,873   150,511     877,576
 Dividends - employer securities    106,609               148,948                                          255,557
 Interest                           703,629     2,556      21,116     642   1,710     12,330    18,168     760,151
                                    924,552   188,784     170,064   4,281  17,721    419,203   168,679   1,893,284
 Investment expenses                186,645                                           14,696               201,341
                                    737,907   188,784     170,064   4,281  17,721    404,507   168,679   1,691,943
REALIZED GAIN (LOSS) ON
INVESTMENTS
 Employer securities                                      820,457                                          820,457
 Other investments in securities  1,026,660     4,413               1,507             49,901       557   1,083,038
                                  1,026,660     4,413     820,457   1,507             49,901       557   1,903,495
UNREALIZED APPRECIATION OF                                                                                       0
 INVESTMENTS                     10,699,261    65,882  22,401,383  27,828      (4)    79,339    46,765  33,320,454
CONTRIBUTIONS
 Employer                                               1,942,811                                        1,942,811
 Employer - non-cash                                    6,247,689                                        6,247,689
 Plan participants                  648,484   301,789  10,803,408  68,117 171,051                       11,992,849
                                    648,484   301,789  18,993,908  68,117 171,051                       20,183,349
TRANSFERS FROM OTHER PLANS                                                                      78,923      78,923
        Total Additions          13,112,312   560,868  42,385,812 101,733 188,768    533,747   294,924  57,178,164
WITHDRAWALS, LAPSES AND
FORFEITURES
 Balances of employees'
   accounts withdrawn             5,165,289   286,547   7,477,255  43,024  35,645  3,517,644   541,143  17,066,547
 Forfeited balances                (372,106)    1,374    (603,241)                    (3,644)             (977,617)
 Amounts disbursed                4,793,183   287,921   6,874,014  43,024  35,645  3,514,000   541,143  16,088,930
ADMINISTRATIVE EXPENSES              57,050     3,657      47,773     307   1,026     29,213     8,544     147,570
        Total Deductions          4,850,233   291,578   6,921,787  43,331  36,671  3,543,213   549,687  16,236,500
INCREASE IN PLAN EQUITY           8,262,079   269,290  35,464,025  58,402 152,097 (3,009,466) (254,763) 40,941,664
PLAN EQUITY, BEGINNING OF YEAR   46,142,029 1,978,694  53,536,195 110,563 285,029  6,746,893 2,731,076 111,530,479
PLAN EQUITY, END OF YEAR         54,404,108 2,247,984  89,000,220 168,965 437,126  3,737,427 2,476,313 152,472,143

See Notes to Financial Statements


                                SUPPLEMENTAL SCHEDULE

                            DILLARD DEPARTMENT STORES, INC.
                                     RETIREMENT PLAN

                      TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF
                              5% OF CURRENT VALUE OF PLAN ASSETS

                                 YEAR ENDED DECEMBER 31, 1993


                                                                      Current
                                                      Expenses       Value At
                         Sales       Purchase        Incurred In     Transaction
                        Price         Cost          Transaction       Date          (Loss)
Dillard Department
 Stores, Inc., Class
 "A" Common Stock
 (party-in-interest)              $  18,578,481                    $  18,578,481



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement No. 33-42553 on Form S-8 of our report on the financial statements included in the annual report on Form 11-K of the Dillard Department Stores, Inc. Retirement Plan for the year ended December 31, 1993.


/s/ Baird, Kurtz & Dobson

Little Rock, Arkansas
March 23, 1994